As filed with the Securities and Exchange Commission on December 4, 2003

                         Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     -------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                     -------

                          LIFE SCIENCES RESEARCH, INC.
             (Exact name of Registrant as specified in its charter)

                               Maryland 52-2340150
      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                         incorporation or organization)

                                 P. O. Box 2360,
                  Mettlers Road, East Millstone, NJ 08875-2360
          (Address of principal executive offices, including zip code)

                                     -------

             LIFE SCIENCES RESEARCH, INC. 2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                                     -------

                               Richard Michaelson
                      Chief Financial Officer and Secretary
                          Life Sciences Research, Inc.
             P. O. Box 2360, Mettlers Road, East Millstone, NJ 08875
                     (Name and address of agent for service)

                                 (732) 649-9961
          (Telephone number, including area code, of agent for service)


                         Calculation of Registration Fee


                                                    Proposed Maximum
 Title of Securities to be      Amount to be       Offering Price Per     Proposed Aggregate         Amount of
         Registered              Registered          Share (2) (3)          Offering Price       Registration Fee
         ----------             ------------        ----------------        --------------       ----------------
Voting Common Stock, par          2,200,000              $1.63                $3,581,700              $289.76
value $.01 per share

(1) Consists of 2,200,000 shares of Voting Common Stock (the "Common Stock") reserved for issuance to employees, directors and independent contractors of Life Sciences Research, Inc. (the "Corporation") pursuant to the Life Sciences Research, Inc. 2001 Equity Incentive Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable pursuant to the exercise of options and/or awards granted or to be granted under the Plans to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.

(2)  Estimated solely for the purpose of computing the registration fee.

(3) Calculated pursuant to Rule 457 (c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plan is based upon
     (i) 1,023,000 shares of Common Stock reserved for issuance under the Plan, at a price of $1.75, which is the average of the highest and lowest price per share of Common Stock on the Over The Counter Bulletin Board on December 2, 2003, and (ii) 1,142,000 shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at an exercise price of $1.50 per share; 20,000 shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at an exercise price of $2.40 per share; and 15,000 shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at an exercise price of $2.03 per share.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.         Plan Information*

Item 2.         Registrant Information and Employee Plan Annual Information*

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Corporation hereby incorporates by reference in this Registration Statement the following documents previously filed by the Corporation with the Securities and Exchange Commission (the "Commission"):

          (1) the Corporation's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2002;

          (2) the Corporation's Quarterly Reports on Form 10-Q filed with the Commission for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

          (3) the description of the Common Stock of the Corporation set forth in the Registration Statement on Form 8-A, filed with the Commission on January 15, 2002, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.         Description of Securities.

                Not applicable.

Item 5.         Interests of Named Experts and Counsel.

     Mark Bibi is the General Counsel of the Corporation. Mr. Bibi receives compensation from the Corporation (including stock options) in the ordinary course of business.

-----------

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

Item 6.         Indemnification of Directors and Officers.

     The Articles of Amendment and Restatement of the Corporation provide for indemnification as follows:

          "Section 10.01. Limited Liability of Directors and Officers. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no Director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 10.01, nor the adoption or amendment of any other provision of these Articles of Amendment and Restatement or the Bylaws inconsistent with this Section 10.01, shall eliminate or reduce the effect of this Section
     10.01 in respect of any matter occurring, or any cause of action, suite or claim that, but for this Section 10.01 would accrue or arise, prior to such amendment or repeal.

          Section 10.02. Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

     The By-Laws of the Corporation provide for indemnification as follows:

          Section 9.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the MGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in compliance with the standard of conduct set forth in Section 405 (or any successor provision) of the MGCL and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 9.02 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Upon the receipt of a written affirmation by the Director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification, the Corporation shall pay the expenses incurred in defending any such proceeding in advance of its final disposition with any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED HOWEVER, that, if and to the extent the MGCL requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article IX or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

          Section  9.02.  Right of  Claimant  to Bring  Suit.  If a claim  under
     Section 9.01 is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 9.03. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

          Section 9.04. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

          Section  9.05.  Severability.  If any  provision or provisions of this
     Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation each portion of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable."

Item 7.         Exemption from Registration Claimed.

                None.

Item 8.         Exhibits.

                (a) Exhibits.

               The following documents are filed as a part of this Registration Statement.

4.1  Articles  of  Amendment  and  Restatement  of the  Corporation  adopted  on
     November  7,  2001.   INCORPORATED   BY  REFERENCE  TO  THE   CORPORATION'S
     REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NUMBER 333-71408.

4.2 Bylaws of the Corporation. INCORPORATED BY REFERENCE TO THE CORPORATION'S REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NUMBER 333-71408.

4.3  Life Sciences  Research,  Inc. 2001 Equity Incentive Plan.  INCORPORATED BY
     REFERENCE  TO  THE  CORPORATION'S   REGISTRATION  STATEMENT  ON  FORM  S-4,
     REGISTRATION NUMBER 333-71408.

5.1* Opinion and consent of Mark Bibi, General Counsel of the Corporation.

23.2* Consent of Deloitte & Touche.

24.1 Power of Attorney (included in the signature page of this Registration Statement).

---------
*   Filed herewith.


Item 9.         Undertakings.

     A.   The undersigned Corporation hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a  post-effective  amendment to this  Registration  Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of East Millstone, New Jersey, on December 3, 2003.

                                 LIFE SCIENCES RESEARCH, INC.

                                 By:   /s/  Andrew H. Baker
                                      --------------------------------
                                 Andrew H. Baker
                                 Chairman and Chief Executive Officer
                                 (Principal Executive Officer)



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Andrew H. Baker or Richard Michaelson and either of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates included:

    Signature                 Capacity

/s/ Andrew H. Baker           Chairman of the Board and Chief Executive Officer
    Andrew H. Baker           (Principal Executive Officer)

/s/ Richard Michaelson        Chief Financial Officer and Secretary
    Richard Michaelson        (Principal Financial Officer and Principal
                               Accounting Officer)

/s/ Gabor Balthazar           Director
    Gabor Balthazar

/s/ Brian Cass                Director
    Brian Cass

/s/ Afonso Junqueiras         Director
    Afonso Junqueiras

/s/ Yaya Sesay                Director
    Yaya Sesay

                                INDEX TO EXHIBITS


4.1  Articles  of  Amendment  and  Restatement  of the  Corporation  adopted  on
     November  7,  2001.   INCORPORATED   BY  REFERENCE  TO  THE   CORPORATION'S
     REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NUMBER 333-71408.

4.2 Bylaws of the Corporation. INCORPORATED BY REFERENCE TO THE CORPORATION'S REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NUMBER 333-71408.

4.3  Life Sciences  Research,  Inc. 2001 Equity Incentive Plan.  INCORPORATED BY
     REFERENCE  TO  THE  CORPORATION'S   REGISTRATION  STATEMENT  ON  FORM  S-4,
     REGISTRATION NUMBER 333-71408.

5.1* Opinion and consent of Mark Bibi, General Counsel of the Corporation.

23.2* Consent of Deloitte & Touche.

24.1 Power of Attorney (included in the signature page of this Registration Statement)